U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 5, 2016

AMERICAN SCIENCE AND ENGINEERING, INC.

(Exact Name Of Registrant As Specified In Its Charter)

MASSACHUSETTS

(State or Other Jurisdiction of Incorporation)

1-6549	04-2240991
(Commission File Number)	(I.R.S. Employer Identification No.)

829 MIDDLESEX TURNPIKE, BILLERICA, MASSACHUSETTS	01821
(Address of Principal Executive Offices)	(Zip Code)

(978) 262-8700

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 DEPARTURE OF DIRECTORS; ELECTION OF DIRECTORS; APPOINTMNET OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS WITH CERTAIN OFFICERS

On May 5, 2016, the Company’s Board of Directors approved the adoption of the Company’s FY2017 Annual Incentive Bonus Plan (the “Bonus Plan”).  The objective of the Bonus Plan is to reward employees for achieving the Company’s FY2017 management objectives and business goals and payment of the Bonus is contingent on the Company’s meeting pre-determined operating profit goals.  Maximum payouts under the Bonus Plan will be capped at 150% of target payout levels.  The Company reserves the right to reduce (but not increase) the result of the Bonus calculation based on individual performance, including with respect to goals established in the on-line performance management tool at the beginning of the fiscal year. For executive officers, a standard clawback provision will apply.  Targeted payout levels for FY2017, under the Bonus Plan, for Charles P. Dougherty, the Company’s President and Chief Executive Officer, Diane J. Basile, the Company’s Senior Vice President, Chief Financial Officer and Treasurer, and Michael N. Tropeano, the Company’s Senior Vice President, General Manager Detection Products, as a percentage of base salary are 100%, 60% and 50%, respectively.  None of the other named executive officers of the Company, for whom disclosure was required in the Company’s Definitive Proxy Statement on Schedule 14A for its 2015 meeting of stockholders, are participants.

The above summary of the Bonus Plan is qualified in its entirety by reference to the Annual Bonus Plan, a copy of which is attached to this Current report on Form 8-K as Exhibit 10.1 and which is incorporated into this item 5.02 by reference.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits

Exhibit Number	Description

10.1	American Science and Engineering, Inc. FY2017 Annual Incentive Bonus Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 11, 2016	AMERICAN SCIENCE AND ENGINEERING, INC.

	By:	/s/ Diane J. Basile
Diane J. Basile
Senior Vice President, CFO and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

10.1	American Science and Engineering, Inc. FY2017 Annual Incentive Bonus Plan